Exhibit 99.1

The following table shows the effect of the restatement of the consolidated Statements of Operations for Delta Mutual, Inc. and subsidiaries the year ended December 31, 2004.

                                                           Year Ended
                                                       December 31, 2004
                                                -------------------------------
                                                  Original
                                                   Filing            Restated
                                                ------------       ------------
Revenue                                         $         --       $         --

Costs and expenses:
    General and administrative                     1,848,078          1,848,078
    Compensatory element of warrants               2,112,500                 --
                                                ------------       ------------
                                                   3,960,578          1,848,078

    Loss from operations                          (3,960,578)        (1,848,078)
    Accretion of convertible debt                         --           (142,200)
    Writedown/loss for joint ventures                (33,799)           (33,799)
    Interest expense                                 (27,966)           (27,966)
                                                ------------       ------------

    Loss before minority interest and
     benefit from income taxes                    (4,022,343)        (2,052,043)
    Minority interest share of loss of
     consolidated subsidiaries                       101,644            101,644
                                                ------------       ------------
    Loss before benefit from income taxes         (3,920,699)        (1,950,399)
    Benefit from income taxes                             --                 --
                                                ------------       ------------

    Net loss                                    $ (3,920,699)      $ (1,950,399)
                                                ============       ============

    Loss per common share -
     basic and diluted                          $      (0.28)      $      (0.14)
                                                ============       ============

    Weighted average number of
     common shares outstanding                    14,250,963         14,250,963
                                                ============       ============


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                                     Page 1

The following table shows the effect of the restatement of the consolidated Balance Sheets of Delta Mutual, Inc. and subsidiaries as of December 31, 2004.


                                                    December 31, 2004
                                              -----------------------------
                                               Original
                                                Filing           Restated
                                              -----------       -----------
Total Assets                                  $   441,444       $   441,444
                                              ===========       ===========

Current liabilities                               629,066           629,066
Long-term liabilities                             891,400           142,200
Minority interest in
 consolidated subsidiaries                        183,160           183,160
Stockholders' Deficiency                       (1,262,182)         (512,982)
                                              -----------       -----------

Total Liabilities and
 Stockholders' Deficiency                     $   441,444       $   441,444
                                              ===========       ===========






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                                     Page 2

The following table shows the effect of the restatement on the consolidated Statements of Cash Flows of Delta Mutual, Inc. and subsidiaries for the year ended December 31, 2004.

                                                        December 31, 2004
                                                  -----------------------------
                                                    Original
                                                     Filing           Restated
                                                  -----------       -----------
Cash flows from operating activities:
Net loss                                          $(3,920,699)      $(1,950,399)
Adjustments to reconcile net loss
    to net cash in operating activities:
    Depreciation and amortization                       2,137             2,137
    Non cash compensation                             528,215           528,215
    Compensating elements of
     warrant issue                                  2,112,500                --
    Accretion of convertible debt                          --           142,200
    Issuance of common stock awards                    52,000            52,000
    Bad debt                                           47,521            47,521
    Writedown/loss from joint ventures                 33,799            33,799
    Minority interest in losses of
     consolidated subsidiaries                       (101,644)         (101,644)
    Changes in operating assests and
     liabilities                                     (106,253)         (106,253)
                                                  -----------       -----------

Net cash used in operating activities              (1,352,424)       (1,352,424)

Net cash used in investing activities                  (3,793)           (3,793)

Net cash provided by financing activities           1,455,940         1,455,940
                                                  -----------       -----------

Net increase in cash                                   99,723            99,723

Cash - Beginning of period                             14,057            14,057
                                                  -----------       -----------

Cash - End of period                              $   113,780       $   113,780
                                                  ===========       ===========


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                                     Page 3